Exhibit 10.5
Sovran Self Storage, Inc.
Promissory Note Between Locke Sovran II, LLC
and PNC Bank, National Association
Loan No. 94-0928992
PROMISSORY NOTE
$48,000,000.00
New York
February 12, 2002
     FOR VALUE RECEIVED, LOCKE SOVRAN II L.L.C., a New York limited liability company (“Borrower”), having its principal place of business at 6467 Main Street, Buffalo, New York 14221, promises to pay to the order of PNC Bank, National Association (“Lender”), at the following address: 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, or such other place as the holder hereof may from time to time designate in writing, the principal sum of FORTY EIGHT MILLION AND NO/100 DOLLARS ($48,000,000.00) in lawful money of the United States of America, with interest thereon to be computed from the date of disbursement under this Promissory Note (this “Note”) at the Applicable Interest Rate (hereinafter defined), and to be paid in installments as follows:
          A. A payment, on the date of disbursement, representing interest from the date of disbursement through the last day of the calendar month in which such disbursement is made;
          B. A constant payment of $345,093.99 (the “Monthly Debt Service Payment Amount”) (based upon an amortization schedule assuming a 360 day year consisting of 12 months of 30 days each) on the first day of April, 2002 and on the first day of each calendar month thereafter up to and including the first day of February, 2012; and
          C. The balance of said principal sum, all unpaid interest thereon and all other amounts owed pursuant to this Note, the Security Instrument (hereinafter defined), the Other Security Documents (hereinafter defined), or otherwise in connection with the loan evidenced by this Note (the “Loan”) shall be due and payable on the first day of March, 2012 (the “Maturity Date”).
All payments to be made by Borrower to Lender shall be deemed received by Lender only upon Lender’s actual receipt of same.
     1. Applicable Interest Rate. Interest accruing on the principal sum of this Note shall be calculated based upon a per annum interest rate divided by 360 days resulting in a per diem interest amount that will accrue for each calendar day in a year of 365 days (366 days in a leap year). The term “Applicable Interest Rate” as used in this Note shall mean, from the date of this Note through and including the Maturity Date, a rate of Seven and 19/100th percent (7.19%) per annum (the “Initial Interest Rate”).
     2. Application. All payments on this Note shall be applied at any time and from time to time in the following order: (i) the payment or reimbursement of any expenses (including but not limited to late charges), costs or obligations (other than the principal hereof and interest hereon) for which Borrower shall be obligated or Lender entitled pursuant to the provisions hereof or of the Security Instruments or the Other Security Documents, (ii) the payment of accrued but unpaid interest thereon, (iii) the payment of unpaid escrow amounts required herein, in the Security Instruments or in the Other Security Documents, and (iv) the payment of all or any portion of the principal balance then outstanding hereunder, in either the direct or inverse order of maturity, at Lender’s option.
     3. Late Charge. If any part of the Debt (hereinafter defined) is not actually received by Lender by close of business on the fifth (5th) day after the date on which it was due, Borrower shall pay to Lender an amount (the “Late Charge”) equal to the lesser of five percent (5%) of such unpaid portion of the missed payment or the maximum amount permitted by applicable law, to defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. All such Late Charges shall be automatically due and payable without notice or demand and shall be secured by the Security Instruments and the Other Security Documents.
     4. Security; Defined Terms; Incorporation by Reference. This Note is secured by the Security Instrument and the Other Security Documents. The term “Security Instrument” as used in this Note shall mean each of the eleven (11) Mortgages, Security Agreements, Assignments of Leases and Rents and Fixture Filings, and the one (1) Deed of Trust, Security Agreement Assignment of Leases and Rents and Fixture Filing, and the two (2) Deeds to Secure Debt, Security Agreements and Assignments of Leases and Rents executed and delivered by Borrower contemporaneously with this Note and which secure the Debt (sometimes referred to individually as an “Individual Security Instrument” and sometimes referred to collectively as the “Security Instruments”). The term “Other Security Documents” means all documents other than this Note or the Security Instruments now or hereafter executed and/or delivered by Borrower and/or others and to or in favor of Lender, which wholly or partially secure, evidence or guarantee payment of the Debt, provide for any indemnity in favor of or payment to Lender related to the Debt, this Note or the Mortgaged Property (as defined in Paragraph 21(d) below), provide for any escrow/holdback arrangements or for any actions to be completed by Borrower subsequent to the date hereof, or are otherwise related to the loan evidenced by this Note, including, without limitation, the Lockbox Agreement (as defined in Paragraph 21(a)(i) below). All amounts due and payable under this Note, together with all sums due under the Security Instruments and the Other

Security Documents, including any applicable Prepayment Consideration (hereinafter defined) and all applicable attorney fees and costs, are collectively referred to herein as the “Debt.” Where appropriate, the singular number shall include the plural, the plural shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, personal representatives, executors and administrators.
     5. Prepayment/Defeasance.
     (a) When Permitted. Prior to December 1, 2011 (the “Early Payment Date”), Borrower shall not have the right to prepay all or any portion of the Debt at any time during the term of this Note (except for any prepayment permitted under the Security Instruments in the event of a casualty or condemnation). No Prepayment Consideration (hereinafter defined) will be due from any prepayment of this Note (in whole but not in part) on or after the Early Payment Date. In the event of a prepayment on or after such date, Borrower shall pay, together with the amount of such prepayment, an amount equal to (i) all accrued and unpaid interest, and (ii) any other sums due under this Note, the Security Instruments or any Other Security Document. Additionally, any such prepayment not actually received by Lender before 5:00 p.m., central time, on the 5th day of any calendar month must also include the interest which would have accrued on the amount of such prepayment during the entire calendar month in which the prepayment is made.
     (b) Notice. Borrower may give written notice to Lender specifying the date, which date must be on or after the Early Payment Date, on which a full prepayment of the Debt is to be made (the date of any prepayment hereunder, whether pursuant to such notice or not, and whether voluntary or involuntary, being herein called the “Prepayment Date”). The Prepayment Date so designated must fall within the first ten (10) calendar days of a month during the term of this Note. Lender shall receive this notice not more than sixty (60) days and not less than thirty (30) days prior to the Prepayment Date. If any such notice of prepayment is given, the entire Debt, including any applicable Prepayment Consideration (as defined below), shall be due and payable on the Prepayment Date.
     (c) Prepayment After Event of Default. If following the occurrence of any Event of Default, Borrower shall tender payment of an amount sufficient to satisfy the Debt at any time prior to or after a sale of the Mortgaged Property, either through foreclosure or the exercise of the other remedies available to Lender under the Security Instruments or the Other Security Documents, such tender by Borrower shall be deemed to be a voluntary prepayment under this Note in the amount tendered and in such case Borrower shall also pay to Lender, with respect to the amount tendered, the applicable Prepayment Consideration set forth in this Note, which Prepayment Consideration shall be immediately due and payable. Lender shall not be obligated to accept any such prepayment of this Note unless it is accompanied by an amount (the “Prepayment Consideration”) equal to the greater of: (x) one percent (1%) of the outstanding principal balance of this Note at the time of prepayment; or (y) the Yield Maintenance Amount (hereinafter defined).

     Lender shall not be obligated to accept any such tender unless it is accompanied by all Prepayment Consideration due in connection therewith. Borrower acknowledges that the Prepayment Consideration is a bargained for consideration and not a penalty, and Borrower recognizes that Lender would incur substantial additional costs and expenses in the event of a prepayment of the Debt and that the Prepayment Consideration compensates Lender for such costs and expenses (including without limitation, the loss of lender’s investment opportunity during the period from the date such tender is accepted until the Maturity Date). Borrower agrees that Lender shall not, as a condition to receiving the Prepayment Consideration, be obligated to actually reinvest the amount prepaid in any treasury obligation or in any other manner whatsoever. Except as otherwise set forth in the Security Instruments, no Prepayment Consideration will be due for involuntary prepayments resulting from any Casualty (as defined in each Security Instrument) or Condemnation (as defined in each Security Instrument).
     Yield Maintenance Amount. The “Yield Maintenance Amount” shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required Prepayment Consideration.
     (d) Defeasance. Any provision hereof to the contrary notwithstanding, at any time during the Defeasance Period (as defined below), Borrower may obtain a release of the Mortgaged Property from the lien of the Security Instruments only upon the satisfaction of the following conditions:
          (i) not less than thirty (30) days prior written notice shall be given to Lender specifying a date (the “Defeasance Date”) on which the Defeasance Collateral (as defined below) is to be delivered, such date being the first day of the month;
          (ii) all accrued and unpaid interest and all other sums due under this Note, the Security Instruments and the Other Security Documents up to the Defeasance Date, including, without limitation, all reasonable costs and expenses incurred by Lender or its agents in connection with such defeasance, including, without limitation, any legal fees and expenses incurred in connection with obtaining and reviewing the Defeasance

Collateral, the preparation of the Defeasance Security Agreement (as defined below) and related documentation, accountant fees, and investment advisor fees, all of which shall be paid in full on or prior to the Defeasance Date;
          (iii) no Event of Default, and no event or condition that, with the giving of notice or passage of time or both, would constitute an Event of Default, shall exist either at the time Borrower gives notice of the Defeasance Date to Lender or on the Defeasance Date;
          (iv) Borrower shall deliver to Lender on or before the Defeasance Date direct, non-callable obligations of the United States of America in such form and amount that provide for the payments prior, but as close as possible, to all successive regularly scheduled monthly payment dates, including the Maturity Date, with such payments being equal to or greater than the amount of the corresponding monthly payment required to be paid under this Note (hereafter, “Scheduled Defeasance Payments”) for the balance of the term hereof and the amount required to be paid on the Maturity Date (such obligations are collectively and singularly referred to herein as “Defeasance Collateral”) each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instrument as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect a first priority security interest in such Defeasance Collateral in favor of Lender. The Defeasance Collateral may be purchased by Lender on Borrower’s behalf, in which case Borrower shall deposit with Lender at least three days before the Defeasance Date a sum sufficient, in Lender’s sole and absolute discretion, to purchase the Defeasance Collateral. Any sums in excess of the amount necessary to purchase the Defeasance Collateral shall be remitted to Borrower upon release of the Mortgaged Property.
          (v) Borrower shall deliver the following to Lender, at Borrower’s cost, on or prior to the Defeasance Date:
               (A) a pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the “Defeasance Security Agreement”);
               (B) a certificate of Borrower certifying that all of the requirements hereunder for a defeasance have been satisfied;
               (C) an opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, (x) that Lender has a perfected first priority security interest in the Defeasance Collateral, (y) that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms and (z) that the defeasance will not cause the entity which holds this Note to fail to qualify as a “real estate mortgage investment conduit” (a

“REMIC”), within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the “Code”);
               (D) an opinion of an independent certified public accountant acceptable to Lender representing and warranting to Lender that the Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments including the amount required to be paid on the Maturity Date of this Note, and such other approvals required by Lender;
               (E) evidence in writing from each of the Rating Agencies (as defined below) to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating in effect immediately prior to the Defeasance Date for any securities or “Pass-Through Certificates” issued pursuant to the terms of a trust and servicing agreement in the event that this Note or any interest therein is included in a REMIC or other securitization vehicle;
               (F) such other certificates, opinions, documents or instruments as Lender may reasonably require; and
               (G) upon approval by Lender of the schedule of Defeasance Collateral to be delivered to Lender, Borrower shall (i) pay Lender a nonrefundable fee, in an amount reasonably determined by Lender, as compensation for the review, analysis and processing of the defeasance request; and (ii) if required by Lender, deposit with Lender an amount estimated by Lender to be sufficient to fund all other fees, costs and expenses related to the defeasance, including Lender’s reasonable attorneys’ fees and expenses and rating agency fees, if any and expenses together with all expenses and costs associated with the release of the lien on the Mortgaged Property. Borrower shall be responsible for all fees, costs and expenses associated with the defeasance which, if not covered by the above deposit, shall be paid to Lender no later than the Defeasance Date.
     Upon compliance with the foregoing requirements relating to the delivery of the Defeasance Collateral, the Mortgaged Property shall be released from the lien of the Security Instruments and the Defeasance Collateral shall constitute collateral which shall secure this Note and the Debt.
     The “Defeasance Period” shall mean the period of time: (1) commencing on the date which is the later to occur of: (A) two years after the “start-up day”, within the meaning of Section 860(G)(a)(9) of the Code, of the REMIC that holds this Note; and (B) three (3) years after the date of the first regularly scheduled monthly payment due hereunder, and (2) ending on the Early Payment Date. The “Rating Agencies” shall mean, collectively, Standard & Poor’s Ratings Service, a division of The McGraw Hill Companies, Inc., Fitch IBCA, Inc., Moody’s Investors Service, Inc. or Duff and Phelps Credit Rating Co., and their respective successors and assigns, to the extent each of the foregoing performed credit rating services for the REMIC or other securitization vehicle which owns this Note.

     (e) Successor Borrower. In connection with a defeasance under this Section, Borrower shall establish or designate a successor entity (the “Successor Borrower”) which shall be a single purpose entity approved by Lender in its sole discretion. Borrower shall transfer and assign all obligations, rights and duties under and to this Note together with the Defeasance Collateral to such Successor Borrower. Such Successor Borrower shall assume the obligations under this Note and the Security Instrument and Borrower shall be relieved of its obligations under such documents except for any such representations that specifically survive the defeasance. Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under this Note and the Security Instrument. Borrower shall pay all costs and expenses incurred by Lender, including Lender’s attorneys’ fees and expenses, incurred in connection with establishment of the Successor Borrower.
     (f) Defeasance Collateral Account. All cash from interest and principal payments paid on the Defeasance Collateral shall be paid over to Lender for each Scheduled Defeasance Payment and applied first to accrued and unpaid interest and then to principal. Any cash from interest and principal paid on the Defeasance Collateral not needed to pay accrued and unpaid interest or principal shall be retained in a designated account established by Borrower or Successor Borrower as the case may be, (the “Defeasance Collateral Account”) which shall constitute additional collateral for the loan evidenced hereby. The Defeasance Collateral Account shall contain only cash from interest and principal paid on the Defeasance Collateral. Borrower or Successor Borrower, as applicable, shall be the owner of the Defeasance Collateral Account and shall report all income accrued thereon for federal, state and local income tax purposes and shall pay all costs and expenses associated with opening and maintaining the account and may pay all costs and expenses associated with maintaining the Successor Borrower from such account. Lender shall have no responsibility to fund any Scheduled Defeasance Payments and shall not be liable in any way by reason of any insufficiency in the Defeasance Collateral Account. Upon an assumption by Successor Borrower acceptable to Lender, Borrower shall be relieved of its obligations under this Note and the Defeasance Security Agreement and, to the extent such documents relate to the Mortgaged Property, the Other Security Documents.
     (g) Release of Security Instruments Following Defeasance. Upon compliance with the requirements hereunder for a defeasance, the Mortgaged Property shall be released from the lien of each of the Security Instruments and the Other Security Documents, and the Defeasance Collateral shall constitute collateral securing this Note. Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instruments from the Mortgaged Property.
     (h) Purchase of Defeasance Collateral. In the event of purchase by Lender of the Defeasance Collateral, such purchase may, in Lender’s sole and absolute discretion be through an affiliate of Lender or a third party entity. Borrower shall be responsible for the payment of any brokerage or other transaction fees in connection with such purchase.

     6. Default. An “Event of Default” shall occur if:
     (a) Borrower fails to make the full and punctual payment of any amount payable hereunder or under any of the Security Instruments or Other Security Documents on a monthly basis, which failure is not cured on or before the fifth (5th) day after the date of written notice from Lender to Borrower of such failure;
     (b) Borrower fails to pay the entire outstanding principal balance hereunder, together with all accrued and unpaid interest, on the date when due, whether on the Maturity Date, upon acceleration or prepayment or otherwise; or
     (c) an Event of Default (as defined in any of the Security Instruments or any of the Other Security Documents) has occurred under any of the Security Instruments and/or Other Security Documents.
     7. Acceleration. The whole of the Debt, including without limitation, the principal sum of this Note, all accrued interest and all other sums due under this Note, the Security Instruments and the Other Security Documents, together with any applicable Prepayment Consideration, shall become immediately due and payable at the option of Lender, without notice, at any time following the occurrence of an Event of Default.
     8. Default Interest. Upon the occurrence of an Event of Default (including without limitation, the failure of Borrower to pay the Debt in full on the Maturity Date), Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal balance at the rate (the “Default Rate”) equal to the greater of: (a) four percent (4%) above the Applicable Interest Rate; or (b) four percent (4%) above the Prime Rate (hereinafter defined) in effect at the time of the occurrence of the Event of Default; provided, however, that notwithstanding the foregoing, in no event shall the Default Rate exceed the Maximum Rate (hereinafter defined). The term “Prime Rate” shall mean the prime rate reported in the Money Rates section of The Wall Street Journal for the date (the “Default Rate Calculation Date”) upon which the Event of Default occurred, or if no publication occurs upon such date, then the date of publication immediately preceding the date of the Event of Default. In the event that The Wall Street Journal should cease or temporarily interrupt publication, the term “Prime Rate” shall mean the daily average prime rate published upon the Default Rate Calculation Date in another business newspaper, or business section of a newspaper, of national standing chosen by Lender. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available and verifiable to Borrower but is beyond Lender’s control. The Default Rate shall be computed from the occurrence of the Event of Default until the actual payment in full of the Debt. This charge shall be added to the Debt, and shall be deemed secured by the Security Instruments. This clause, however, shall not be construed as an agreement or privilege to extend the Maturity Date, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

     9. Attorney Fees. In the event that Lender employs attorney(s) to collect the Debt, to enforce the provisions of this Note or to protect or foreclose the security herefor, Borrower agrees to pay Lender’s attorney fees and disbursements, whether or not suit be brought. Such fees shall be immediately due and payable.
     10. Limit of Validity. This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest or other charges on the Debt at a rate which may subject Lender to civil or criminal liability as a result of such rate exceeding the maximum interest rate which Borrower is permitted to pay by applicable law (the “Maximum Rate”). If by the terms of this Note, Borrower is at any time required or obligated to pay interest or other charges on the Debt at a rate in excess of the Maximum Rate, the rate of interest due under this Note shall be deemed to be immediately reduced to the Maximum Rate and any previous payments in excess of the Maximum Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.
     11. No Oral Amendments. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
     12. Exculpation. Subject to the provisions of this Section, Borrower’s liability under this Note, the Security Instruments or the Other Security Documents shall only extend to the Mortgaged Property and other collateral given to secure the Debt, and Lender shall not enforce such liability against any other asset, property or funds of Borrower or any person or entity constituting Borrower; provided, however, the foregoing shall not: (a) impair the right of lender to bring suit and obtain personal, recourse judgment against any person or entity (including Borrower or any person or entity constituting Borrower) relating to any losses sustained by Lender in connection with any fraud, intentional misrepresentation, waste, or misappropriation of tenant security deposits or rents collected more than one (1) month in advance by Borrower; (b) impair the right of Lender to name, and obtain a judgment against any person or entity (including Borrower or any person or entity constituting Borrower) to the extent required by law to either obtain a judgment of specific performance with respect to any of the provisions of this Note, the Security Instruments or any of the Other Security Documents, or to foreclose the Security Instruments and obtain title to the Mortgaged Property and other collateral given to secure the Debt; (c) affect the validity or enforceability of, or impair the right of Lender to bring suit and obtain personal, recourse judgment against any person or entity (including Borrower or any person or entity constituting Borrower) to enforce any guaranty, indemnity or release of liability made by such person or entity (whether made in this Note, the Security Instruments, any of the Other Security Documents or in any other separate agreement); (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any Assignment of Leases and Rents executed in connection herewith; or (f) affect the validity or enforceability of, or impair the right of Lender to bring suit and obtain personal, recourse judgment against any person or entity (including Borrower or any person or entity constituting Borrower) relating to any losses sustained by Lender in connection with any of the provisions of this Note, the Security Instruments or any of the Other Security Documents requiring that: (i) any person or entity maintain any insurance over any of the Mortgaged Property, or (ii) any insurance proceeds or condemnation awards be paid to Lender; or (g) impair the right of Lender to bring suit and obtain personal, recourse judgment against any person or entity (including Borrower or any person or entity constituting Borrower) for the full amount of the Debt if the Mortgaged Property or any part thereof shall become an asset in: (i) a voluntary bankruptcy or insolvency proceeding, or (ii) an involuntary bankruptcy or insolvency proceeding: (A) which is commenced by any person or entity controlling, controlled by or under common control with borrower (the “Borrowing Group”) or (B) in which any member of the Borrowing Group objects to a motion by Lender for relief from any stay or injunction from the foreclosure of the Security Instruments or any other remedial action permitted under this Note, the Security Instruments or any of the Other Security Documents. Items (a) through (g) above are collectively the “Non-Recourse Exceptions”. Borrower’s liability under the Non-Recourse Exceptions, excepting item (g), shall be limited to the amount of any losses or damages sustained by Lender in connection with such Non-Recourse Exceptions. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Security Instruments or to require that all of the Mortgaged Property and other collateral given to secure the Debt shall continue to secure all of the Debt.
     13. Assignment. This Note may be freely transferred and assigned by Lender, its successors, endorsees and assigns. Borrower’s right to transfer its rights and obligations with respect to the Debt, and to be released from liability under this Note, shall be governed by the Security Instruments.
     14. Applicable Law, Jurisdiction. This Note shall be governed and construed in accordance with the laws of the state in which the real property encumbered by the Security Instrument is located. Borrower hereby submits to personal jurisdiction in the state courts located in said state and the federal courts of the United States of America located in said state for the enforcement of Borrower’s obligations hereunder and waives any and all personal rights under the law of any other state to object to jurisdiction within such state for the purposes of any action, suit, proceeding or litigation to enforce such obligations of Borrower.
     15. Joint and Several Liability. If Borrower consists of more than one person or entity, the obligations and liabilities of each such person or entity shall be joint and several.
     16. Waiver of Presentment, Etc. Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, and notice of intent to accelerate the maturity hereof (and of such acceleration), except to the extent that specific notices are required by this Note, the Security Instruments or the Other Security Documents.
     17. No Waiver. Any failure by Lender to insist upon strict performance by Borrower of any of the provisions of this Note, the Security Instruments or the Other Security Documents shall not be deemed to be a waiver of any of the terms or provisions of this Note, the Security Instruments or the Other Security Documents, and Lender shall have the right thereafter to insist upon strict performance by Borrower of any and all of the terms and provisions of this Note, the Security Instruments or the Other Security Documents.
     18. Notices. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing, addressed to the other party as set forth below (or to such other address or person as either party or person entitled to notice may by notice to the other party specify), and shall be: (a) personally delivered; (b) delivered by Federal Express or other comparable overnight delivery service; or (c) transmitted by United States certified mail, return receipt requested with postage prepaid; to:

Lender:	PNC Bank, National Association
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105

Borrower:	Locke Sovran II L.L.C.
6467 Main Street
Buffalo, New York 14221
Unless otherwise specified, all notices and other communications shall be deemed to have been duly given on the first to occur of actual receipt of the same or: (i) the date of delivery if personally delivered; (ii) one (1) business day after depositing the same with the delivery service if by overnight delivery service; and (iii) three (3) days following posting if transmitted by mail. Borrower must prominently display Lender’s Loan Number on all notices or communications to Lender.
     19. Severability. If any term, covenant or condition of this Note is held to be invalid, illegal or unenforceable in any respect, this Note shall be construed without such provision.
     20. Time of the Essence. Time shall be of the essence in the performance of all obligations of Borrower hereunder.
     21. Additional Terms and Provisions. Certain additional and supplemental terms and provisions of this Note are set forth in this paragraph. The terms and provisions of this paragraph control and supersede any conflicting terms and provisions contained in this Note.

     (a) Anything herein to the contrary notwithstanding, if Lender determines, in its sole discretion, at any time during the calendar month immediately preceding the Maturity Date that the Loan will not be paid as required on the Maturity Date, Lender shall have the option to forbear from exercising its rights under this Note, the Security Instruments and the Other Security Documents to foreclose upon the Mortgaged Property (an “Optional Lender Forbearance”). In such event, Lender shall notify Borrower of such decision and the following shall occur:
     (i) On the first day of the month immediately following the Maturity Date and on the first day of each calendar month thereafter, Borrower shall pay to Lender an amount (each a “Property Cash Flow Payment Amount”) equal to the greater of (a) the Monthly Debt Service Payment Amount and (b) Gross Income (as defined in the Security Agreement and Lockbox Agreement (the “Lockbox Agreement”) executed contemporaneously herewith) received by it in connection with the Mortgaged Property.
     (ii) Each Property Cash Flow Payment Amount paid after the Maturity Date shall be applied in accordance with the Lockbox Agreement. Interest accrued at the Adjusted Interest Rate and not paid shall be deferred and added to the indebtedness evidenced by this Note.
     (iii) Lender’s decision to forbear from exercising its rights under this Note, the Security Instruments and the Other Security Documents shall be revocable at any time by Lender without notice to Borrower. Upon any such revocation, Lender shall be entitled to pursue any and all remedies available to it under this Note, the Security Instruments, the Other Security Documents, at law or in equity.
     (iv) Anything herein to the contrary notwithstanding, Borrower shall have the right to pay the Loan in full on the Maturity Date.
     (b) Paragraph 1 is amended to add the following at the end of said paragraph: “In the case of an Optional Lender Forbearance as provided herein, the term “Applicable Interest Rate” shall mean the Adjusted Interest Rate from and after the Maturity Date through and including the date this Note is paid in full. The term “Adjusted Interest Rate” shall mean the greater of (x) the Initial Interest Rate plus four percent (4.0%); or (y) the Yield Rate on the then-current on-the-run 10-year U.S. Treasury Obligation (the “Specified U.S. Treasury Security”) plus four percent (4.0%). The term “Yield Rate” shall mean the yield rate for the Specified U.S. Treasury Security as such yield rate is reported in the Wall Street Journal on the fifth (5th) business day preceding the Maturity Date. In the event that no such yield rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at Lender’s sole discretion, and the yield rate therefor shall be the “Yield Rate”. If the publication of such yield rates in the Wall Street Journal is discontinued, Lender shall determine such yield rates from another source selected by Lender.”

     (c) Paragraph 2 is amended to insert the following at the beginning of the first sentence: “Except as set forth in the Lockbox Agreement (as defined in Paragraph 21(a)(i) below).”
     (d) For purposes hereof the term “Mortgaged Property” shall mean the “Mortgaged Property” (as defined in the Security Instruments taken collectively), and the term “Individual Property” shall mean each “Mortgaged Property” (as defined in each “Individual Security Instrument”). With respect to Borrower and the Mortgaged Property, nothing contained herein or in any of the Security Instruments or the other Security Documents shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Mortgaged Property or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instruments then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Security Instruments to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Security Instruments to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Security Instruments as Lender may elect. Notwithstanding one or more partial foreclosures, the Mortgaged Property shall remain subject to the Security Instruments to secure payment of sums secured by the Security Instruments and not previously recovered.
     (e) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Mortgaged Property and in reliance upon the aggregate of each Individual Property constituting the Mortgaged Property taken together being of greater value as collateral security than the sum of each Individual Property constituting the Mortgaged Property taken separately. Borrower agrees that: (i) an Event of Default under any of the Security Instruments shall constitute an Event of Default under this Note and under each of the other Individual Security Instruments; (ii) an Event of Default under this Note or the Other Security Documents shall constitute an Event of Default under each Security Instrument; (iii) each Individual Security Instrument shall constitute security for the Note as if a single blanket lien were placed on all of the Mortgaged Property as security for the Note; and (iv) such cross-defaulting shall in no event be deemed to constitute a fraudulent conveyance.
     (f) Anything herein to the contrary notwithstanding, Borrower shall not have the right to obtain the release of any Individual Property from the lien of any Security Instrument or the Other Security Documents pursuant to Paragraph 5(d) unless Borrower simultaneously obtains the release of all of the Mortgaged Property.
     (g) The first sentence of Paragraph 14 is amended to read as follows: “This

Note shall be governed and constructed in accordance with the internal laws of the State of New York without regard to principles of conflicts of laws.”
     (h) The following sentence is added as the fourth sentence of Paragraph 8: “The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged by banks including, without limitation, Lender.”
     BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN EVIDENCED BY THIS NOTE OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE SECURITY INSTRUMENTS OR ANY OF THE OTHER SECURITY DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF BORROWER OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S MAKING OF THE LOAN SECURED BY THE SECURITY INSTRUMENTS AND THE OTHER SECURITY DOCUMENTS.
     IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as a sealed instrument to be effective the day and year first above written.

“BORROWER” LOCKE SOVRAN II L.L.C., a New York limited liability company, by its Manager
By:	LOCKE SOVRAN II MANAGER, INC., a
Delaware corporation

By:
Michael J. Rogers, Vice President

ACKNOWLEDGMENT (IN NEW YORK STATE)

THE STATE OF NEW YORK	:
:
COUNTY OF ERIE	:
     On the 12th day of February, in the year 2002, before me, the undersigned, a Notary Public in and for said State, personally appeared MICHAEL J. ROGERS personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Vice President of Locke Sovran II Manager, Inc., a Delaware corporation, the Manager of Locke Sovran II L.L.C., a New York limited liability company, on behalf of said corporation and limited liability company, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Signature and Office of Individual
Taking Acknowledgment)

Pay to the order of                                         , without recourse.

PNC BANK, NATIONAL ASSOCIATION
By:
Jeannette Butler, Vice President